Exhibit 10.1

FIRST AMENDMENT TO GAMING DEVICE LICENSE AGREEMENT

Contract No. 124788

This amendment (“Amendment No. 1”) is made and entered into as of the 12th day of March, 2013, and amends the Parties’ Gaming Device License Agreement (“Agreement”), Contract No. 124788, entered into April 1, 2009 between HASBRO, INC. and HASBRO INTERNATIONAL, INC. on one hand (“Licensor”) and WMS GAMING INC. on the other hand (“Licensee”).

WHEREAS, pursuant to the Agreement, among other things, Licensor granted a license to Licensee to manufacture, distribute, promote and sell certain gaming products, sold in association with the MONOPOLY, BATTLESHIP, CLUE (CLUEDO), YAHTZEE, and THE GAME OF LIFE board games, as specified under the Agreement.

WHEREAS, Licensor and Licensee desire to amend the Agreement to change and add certain rights with respect to the board game MOUSE TRAP.

NOW, THEREFORE, in consideration of the mutual covenants and agreements in the Agreement and this Amendment No. 1 and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. The first paragraph of Section 1 of the Summary is hereby deleted and replaced with the following:

“Licensed Properties” means the intellectual property and proprietary rights owned or controlled by Licensor in all versions (other than versions that are co-branded with third parties (“Co-Branded Versions”)), subsequently developed versions and international versions and translations of the MONOPOLY, BATTLESHIP, CLUE (CLUEDO), YAHTZEE, THE GAME OF LIFE and MOUSE TRAP board games sold by Licensor, including without limitation their respective attributes, associated logo(s), names, characters, symbols, designs, likenesses, visual representations, style elements, artwork, trademarks, trade dress, copyrighted elements, rules, features, game play and game mechanics, and patents owned or controlled by Licensor and used in any of the foregoing board games (provided, however, that if there is a third-party license fee or royalty for use of any such patent, then Licensor shall inform Licensee of such patent and Licensee shall be solely responsible for payment of the license fee or royalty and Licensee covenants and agrees to pay the same). Licensor represents and warrants that there is no such patent owned or licensed by Licensor and used in the current versions of the MONOPOLY, BATTLESHIP, CLUE (CLUEDO), YAHTZEE, THE GAME OF LIFE and MOUSE TRAP board games for which Licensee would be responsible for payment of a license fee or royalty as provided in the immediately preceding sentence. In no event shall Licensee have the right to utilize the Licensed Properties as depicted in or adapted for any live action presentation, audio program or recording, theatrical motion picture, direct-to-video program, or television program, series or game show.

2. The Definition of “Initial Term” is hereby amended to commence on March 4, 2013 for the MOUSE TRAP Licensed Property.

3. It is expressly agreed that royalties earned on the MOUSE TRAP Licensed Property shall not be applied towards the Extension Royalty Requirement, but shall be applied towards each [*] Guarantee for [*], respectively, pursuant to Section 2.2 of the Summary.

4. Section 2.1(a)(iii) of the Summary is hereby deleted and replaced with the following:

(iii) Sale. For Licensed Articles including Licensed Property Associated Gaming Devices (excluding Licensed Property Associated Gaming Devices incorporating the MOUSE TRAP Licensed Property) which are sold by Licensee or by a sublicensee of Licensee that has been pre-approved in writing by Licensor, Licensee shall pay Licensor a royalty of [*] of Licensee’s Net Sales of such Licensed Articles (including but not limited to slot machines and slot machine conversions) or, if applicable, such sublicensee’s Net Sales whichever is higher. For Licensed Property Associated Gaming Devices incorporating the MOUSE TRAP Licensed Property which are sold by Licensee or by a sublicensee of Licensee that has been pre-approved in writing by Licensor, Licensee shall pay Licensor a royalty of [*] per each Licensed Property Associated Gaming Devices incorporating the MOUSE TRAP Licensed Property. The term “Net Sales” shall mean gross sales less only fees payable to third parties that are not recognized as revenue by Licensee under generally accepted accounting principles consistently applied in accordance with Licensee’s normal practices such as government taxes, TITO license fees, freights costs, prizes for players (or funds to support such prizes) and the following discounts and credits: corporate discounts, tradeshow discounts, volume discounts, no-trial discounts, no-trade-in discounts and trade-in credits, provided that they are payable to third parties and not recognized as revenue by Licensee under generally accepted accounting principles consistently applied in accordance with Licensee’s normal practices. No deductions shall be made for cash discounts, marketing allowances, bad debt or uncollectable accounts. All costs and expenses incurred in the manufacture, sale, distribution or exploitation of the Licensed Articles, or otherwise incurred by Licensee or an approved sublicensee, shall be paid by Licensee or such sublicensee, and no such costs or expenses shall be deducted from any royalty payable to Licensor. Any Gaming Device that Licensee sells that does not include Licensed Property, but which Licensee converts within [*] of such initial sale to a Gaming Device that includes Licensed Property (excluding the MOUSE TRAP Licensed Property) shall be considered a Licensed Article and Royalties shall be paid to Licensor for the sale of the Gaming Device, as set forth in this Section 2.1(a) (iii).

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

5. With respect to the MOUSE TRAP Licensed Property, the Parties agree that if Licensee has not generated [*] in earned royalties exclusively generated from only the sales of Licensed Property Associated Gaming Devices which utilize the MOUSE TRAP Licensed Property within [*] from first sale (first sale must occur no later than [*] (“First Mouse Trap Threshold”), Licensor may by written notice to Licensee withdraw Licensee’s rights to the MOUSE TRAP Licensed Property effective [*] following such notice. With respect to the MOUSE TRAP Licensed Property, the Parties agree that in the event that the first sale has not occurred on or before [*], Licensor may by written notice to Licensee withdraw Licensee’s rights to the MOUSE TRAP Licensed Property effective immediately upon such notice. For purposes of calculating the First Mouse Trap Threshold, the month in which the first sale occurs shall count as the first month of the calculation period. With respect to the MOUSE TRAP Licensed Property, the Parties agree that if Licensee has not generated [*] in earned royalties generated exclusively from only the sales of Licensed Property Associated Gaming Devices which utilize the MOUSE TRAP Licensed Property within [*] from first sale (“Second Mouse Trap Threshold”), Licensor may by written notice to Licensee withdraw Licensee’s rights to the MOUSE TRAP Licensed Property effective [*] following such notice. It is expressly agreed that Licensee may place Licensed Property Associated Gaming Devices which utilize the MOUSE TRAP Licensed Property where Licensee receives ongoing payments from the operation of such Gaming Devices and Licensee shall pay royalties as set forth in Section 2.1(a) (i) and (ii) of the Summary for such placements. For clarity, royalties earned for such placements of Licensed Property Associated Gaming Devices which utilize the MOUSE TRAP Licensed Property where Licensee receives ongoing payments from the operation of such Gaming Devices shall not count towards the First Mouse Trap Threshold or Second Mouse Trap Threshold.

6. The following provision is hereby incorporated and added to the Basic Terms as Section 14(c):

In the event that Licensor withdraws the rights to the MOUSE TRAP Licensed Property for failure to meet the First Mouse Trap Threshold or Second Mouse Trap Threshold, Licensee may dispose of Licensed Property Associated Gaming Devices which utilize the MOUSE TRAP Licensed Property which are completed and on hand (or are in the process of manufacture under order from a third-party customer of Licensee) at the time of withdrawal for a period of [*] after withdrawal (hereinafter, the “MOUSE TRAP Sell-Off Period”), provided that royalties with respect to sales during the MOUSE TRAP Sell-Off Period are paid and statements are furnished for that period in accordance with Section 2 of the Summary and Sections 2(c) and (d) of the Basic Terms.

7. Paragraphs 6(b)(vi) and (vii) of the Basic Terms are hereby deleted and replaced with the following:

(vi) Licensor is the registered owner of the trademark registrations listed on Exhibit 5 and Exhibit 5A attached hereto; (vii) Licensor is the registered owner of the United States copyright registrations listed on Exhibit 6 and Exhibit 6A attached hereto. Exhibit 5A and Exhibit 6A, attached hereto, are hereby added to the Agreement.

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

8. Section 13(b)(i) of the Basic Terms (limits on quantity sales of Licensed Articles during the last [*] of the Term) shall not apply to MOUSE TRAP Licensed Articles.

9. The following provision is hereby incorporated and added to the Summary as Section 3.4:

Licensee shall provide confirmation in writing, certified by an officer of Licensee, that it has submitted at least one (1) MOUSE TRAP Licensed Property Associated Gaming Device for regulatory approval to a major gaming laboratory in North America by [*]. Licensor may by written notice to Licensee withdraw Licensee’s rights to the MOUSE TRAP Licensed Property effective upon the giving of such notice should such obligation not be met. Licensee shall sell at least one (1) MOUSE TRAP Licensed Property Associated Gaming Device outside of the United States [*] after the date of the first sale of a MOUSE TRAP Licensed Property Associated Gaming Device in the United States (but no later than [*]). Licensor may by written notice to Licensee withdraw Licensee’s rights to the MOUSE TRAP Licensed Property outside of the United States effective upon the giving of such notice should such obligation not be met.

10. This Amendment No. 1 may be executed in one or more counterparts, and by facsimile transmission, each copy of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, but this Amendment No. 1 shall not be binding upon the Parties until it has been signed by each party. The Parties hereto agree that facsimile signatures on a copy of this Amendment No. 1 shall be effective and enforceable as if they were original signatures.

11. To the extent of a conflict or inconsistency between the terms and conditions in the Summary, the Basic Terms, any schedules or exhibits and this Amendment No. 1, this Amendment No. 1 shall control. Capitalized terms not defined in context have the meanings set forth in the Summary. The terms and conditions of the Agreement shall only be binding if Licensee signs and returns this Agreement below and Licensor countersigns same.

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

All other terms and conditions of the Agreement, shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have signed this Amendment No. 1 as of the day and year first above written.

AGREED TO AND ACCEPTED BY:

HASBRO, INC.		WMS GAMING INC.

By:	/s/Mark Blecher	By:	/s/ Ken Lochiatto
	Mark Blecher		Ken Lochiatto

Date: March 12, 2013		Date: March 4, 2013

HASBRO INTERNATIONAL, INC.

By:	/s/Mark Blecher
Mark Blecher

Date: March 12, 2013

EXHIBIT 5A

Worldwide Mouse Trap Trademark Registrations

[*]

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT 6A

United States Mouse Trap Copyright Registrations

[*]

*Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.